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                                                                    EXHIBIT 16.1

                        LETTER OF SALBERG & COMPANY, P.A.
                      TO SECURITIES AND EXCHANGE COMMISSION
                               DATED MAY 12, 2004



May 12, 2004


Office of the Chief Accountants
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Capital Growth Systems, Inc.
         File Reference No. 0-30831

         We were previously the principal accountants for Capital Growth Systems, Inc. and under the date of September 11, 2001, we reported on the financial statements of Capital Growth Systems, Inc. at May 31, 2001 and for each of the two years then ended and from September 29, 1999 (inception) to May 31, 2001. On April 26, 2004, we were dismissed as principal accountant. We have read Capital Growth Systems, Inc.'s statements included in Item 4 of the Form 8-K/A dated April 26, 2004 of Capital Growth Systems, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements except as follows:

     1. We are not in a position to agree or disagree with the following statements:


              a. On November 27, 2001 the owners of 925,000 shares of our common stock, which represented a 99.9% ownership interest, sold their shares to SMP Financial Consultants, Inc. pursuant to an Agreement of Purchase and Sale of Shares for total cash consideration of $64,600. In connection with this transaction, our then board of directors, which was composed solely of Mr. James Caprio, determined to no longer engage Salberg & Company, P.A., as our independent public accountants and engaged Russell & Atkins, PLC to serve as our independent public accountants for 2002 and 2003.

              b. During the period from our inception on September 29, 1999 through May 31, 2000, the fiscal year ended May 31, 2001, and through November 27, 2001, we did not consult Russell & Atkins with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.



Very truly yours,
SALBERG & COMPANY, P.A.


Scott D. Salberg, CPA, CVA
For the Firm